UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1933

Date of Report (Date of earliest event reported):  June 12, 2014

OWENS REALTY MORTGAGE, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	000-54957	46-0778087
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2221 Olympic Boulevard
Walnut Creek, California	94595
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (925) 935-3840

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported in the Company’s Annual Report on Form 10-K filed with the Securities Exchange Commission on March 27, 2014, Owens Realty Mortgage, Inc. (the “Company”) owns an 80.74% interest in TOTB Miami, LLC, a Florida limited liability company (“TOTB Miami”).  TOTB Miami was formed to own and operate a condominium complex located in Miami, Florida that was acquired through foreclosure and a series of related transactions. The Company’s manager, Owens Financial Group, Inc. (the “Manager”), is the owner of the other 19.26% interest in TOTB Miami.  The condominium complex consists of three buildings on 5.41 acres of land, two of which have been previously renovated and one of which contains 160 vacant units that have not been renovated.

TOTB North, LLC (“Borrower”), a Florida limited liability company, was formed as a wholly-owned subsidiary of TOTB Miami to hold and renovate the vacant 160 unit apartment building (the “Apartments”) located at 7525 E. Treasure Drive, North Bay Village, Florida on an approximately 2.37 acre parcel of land (the “Land” and, together with the Apartments, the “Property”) which Property has been contributed by TOTB Miami to Borrower.  On June 12, 2014, Borrower entered into a Construction Loan Agreement (the “Loan Agreement”) with Bank of the Ozarks (“Lender”) as the lender providing Borrower with a loan (the “Loan”) of up to $21,304,000, subject to the terms and conditions of the Loan documents, for the purpose of renovating and improving the Apartments (the “Project”).  The Loan is evidenced by the Loan Agreement, a related Promissory Note (the “Note”), a Mortgage, Security Agreement and Fixture Filing (the “Security Agreement”), an Assignment of Rents and Revenues (the “Assignment”), a Special Warranty Deed (the “Indenture”), an Environmental Indemnity Agreement (the “Indemnity Agreement”) and a Post-Closing Agreement (the “Post-Closing Agreement”). As a condition to providing the Loan to the Borrower, Lender also required  a joint and several completion guaranty from the Company and the Manager (the “Completion Guaranty”) with respect to completion of the Apartments, a joint and several repayment guaranty from the Company and the Manager (the “Repayment Guaranty”) that guarantees repayment of the Loan subject to certain limitations and a joint and several carve-out guaranty from the Company and the Manager (the “Carve-Out Guaranty” and, together with the Completion Guaranty and the Repayment Guaranty, the “Guarantees”) that provides a guaranty with respect to standard “bad-boy” carve-out provisions. Capitalized terms used and not defined herein are further defined in the Loan Agreement and the Note.

The initial maturity date (the “Maturity Date”) of the Loan is June 12, 2017, and the Maturity Date may be extended at the option of Borrower for two additional one year periods if a number of conditions are met including, among others, the conditions that there be no defaults, that the Property have a loan to value ratio calculated in accordance with the Loan Agreement at or below 60% at the time of each extension, that the debt service coverage ratio (“DSCR”) of the Property calculated in accordance with the Loan Agreement equals or exceeds 1.25:1 at the time of each extension, that there be no Material Adverse Change relating to Borrower or any Guarantor and that certain additional fees are paid to Lender at the time of the extension.

All outstanding borrowings under the Loan will bear interest equal to the floating daily Three Month LIBOR rate of interest plus four percent (4.0%) per annum (the “Note Rate”), but in no event will the Note Rate be lower than the floor rate of four and one-half percent (4.5%) per annum. The Note Rate determined as of June 12th is four and one-half percent (4.5%) per annum.  Upon a default under the Loan documents the Note Rate increases by an additional eight percent (8.00%) per annum. Interest only payments are payable monthly, in arrears, on the first business day of each month (the “Payment Date”), until the “Amortization Commencement Date” which is the earlier to occur of (i) December 12, 2015 or (ii) the first Payment Date occurring after the Project is completed and the Property achieves a DSCR of greater than 1.25:1.

Commencing on the Amortization Commencement Date and continuing on each Payment Date thereafter until the Maturity Date, Borrower is required to make, in addition to the interest payment due on such date, a monthly principal payment.  The principal payment is calculated monthly based on the principal component of a mortgage-style amortization schedule calculated using the principal balance and the Note Rate as of the corresponding Payment Date and a period of 300 months (less the number of any such monthly principal payments made by Borrower prior to the applicable monthly calculation). The balance of the Loan is due on the Maturity Date.

Borrowings under the Loan documents are subject to customary conditions, and, additionally,  the Lender is not required to loan more than $1.0 million to the Borrower until the Borrower satisfies certain additional conditions detailed in the Post-Closing Agreement (the “Post-Closing Conditions”), including, without limitation, delivery of various completed plans, permits and construction agreements relating to the Project.  The Borrower is also required to deposit with Lender $1.0 million, or such greater amount as is required (the “Bridge Equity”), to fund all Project costs incurred prior to the satisfaction of the Post-Closing Conditions.  Upon satisfaction of the Post-Closing Conditions, Lender will reimburse as part of the Loan the amount of the Bridge Equity to Borrower to the extent the proceeds were expended in conformance with the approved Project budget.

Borrowings will be secured by: (i) a first mortgage lien on the Property and all improvements, amenities and appurtenances to the Property, (ii) an assignment of all personal property, sales contracts, rents, leases, and ground leases associated with the Property and (iii) all design, development, service, management, leasing and construction contracts associated with the Property.  In addition, the Bridge Equity and other reserves established by Lender are additional collateral for the Loan.

The Loan documents contain affirmative, negative and financial covenants of the Borrower and the Guarantors which are customary for loans of this type, including, among others, a requirement that the Company in its capacity as a Guarantor maintain: (i) a minimum of $5,000,000 in unencumbered cash balances and (ii) a minimum Net Worth of $35,000,000. The Borrower is obligated to pay customary closing fees, disbursements and expenses, including an origination fee to the Lender, aggregating approximately $600,000.

The Loan documents contain events of default (subject to specified thresholds and, in certain cases, cure periods) which are customary for loans of this type. If an event of default occurs and is continuing under the Loan documents, Lender may, among other things, terminate its obligations to lend and require the Company to repay all amounts owed thereunder, take possession of the Project and proceed to complete the Project at the cost of the Borrower and/or take certain actions against Guarantors pursuant to the Guarantees.

The foregoing descriptions of the Loan documents do not purport to be complete and are qualified in their entirety by reference to the full text of the agreements attached as Exhibits 10.1 through 10.10 to this Current Report on Form 8-K and incorporated herein by reference. A copy of a press release announcing the entry into the Loan documents is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated herein by reference.

Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

Effective June 12, 2014, the Company’s Board of Directors, acting by written consent, granted to the Manager and two of its owners, Mr. William C. Owens, the Company’s Chairman of the Board, President and Chief Executive Officer, and Mr. Bryan H. Draper, a member of the Board and the Company’s Chief Financial Officer, Treasurer and Secretary, a waiver of the Company’s Code of Business Conduct and Ethics as it relates to the Manager’s interest in the Loan and its delivery of the Guarantees and related documents as described in Item 1.01.  The information set forth under Item 1.01 is incorporated herein by reference.

The Company’s Code of Business Conduct and Ethics requires the Company’s directors, officers and employees and personnel of the Company’s manager, Owens Financial Group, Inc., to disclose situations that reasonably could be perceived as a conflict of interest, including financial transactions between such employees and companies that are suppliers of the Company. Where the person disclosing such conflict or potential conflict is a director or executive officer of the Company, as in the case of Mr. Owens and Mr. Draper, the person must seek waiver of the disclosed conflict or potential conflict from the Board of Directors or appropriate committee of the Board of Directors of the Company.

The Board of Directors approved the waiver of this potential conflict and authorized the Loan transaction and the Guarantees, after considering the benefits of the Loan transaction  and the Guarantees to the Company and its stockholders.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits
Exhibit No.	Description

10.1	Construction Loan Agreement, dated as of June 12, 2014, between TOTB North, LLC and Bank of the Ozarks.
10.2	Promissory Note of TOTB North, LLC, dated as of June 12, 2014, payable to the order of Bank of the Ozarks.
10.3	Mortgage, Security Agreement and Fixture filing, dated as of June 12, 2014, by TOTB North LLC to Bank of the Ozarks.
10.4	Assignment of Rents and Revenues, dated as of June 12, 2014, by TOTB North LLC to Bank of the Ozarks.
10.5	Environmental Indemnity Agreement, dated as of June 12, 2014, by TOTB North, LLC, Owens Realty Mortgage, Inc. and Owens Financial Group, Inc. for the benefit of Bank of the Ozarks.
10.6	Carveout Guaranty, dated as of June 12, 2014, by Owens Realty Mortgage, Inc. and Owens Financial Group, Inc. for the benefit of Bank of the Ozarks.

10.7	Repayment Guaranty, dated as of June 12, 2014, by Owens Realty Mortgage, Inc. and Owens Financial Group, Inc. for the benefit of Bank of the Ozarks.
10.8	Completion Guaranty, dated as of June 12, 2014, by Owens Realty Mortgage, Inc. and Owens Financial Group, Inc. for the benefit of Bank of the Ozarks.
10.9	Post-Closing Agreement, dated as of June 12, 2014, between TOTB North, LLC and Bank of the Ozarks.
99.1	Press Release dated June 18, 2014.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OWENS REALTY MORTGAGE, INC.,
a Maryland corporation

Dated:            June 18, 2014                                              By: /s/ William C. Owens
Name:  William C. Owens
Title:    President and Chief Executive Officer

EXHIBIT INDEX
Exhibit No.	Description

10.1	Construction Loan Agreement, dated as of June 12, 2014, between TOTB North, LLC and Bank of the Ozarks.
10.2	Promissory Note of TOTB North, LLC, dated as of June 12, 2014, payable to the order of Bank of the Ozarks.
10.3	Mortgage, Security Agreement and Fixture filing, dated as of June 12, 2014, by TOTB North LLC to Bank of the Ozarks.
10.4	Assignment of Rents and Revenues, dated as of June 12, 2014, by TOTB North LLC to Bank of the Ozarks.
10.5	Environmental Indemnity Agreement, dated as of June 12, 2014, by TOTB North, LLC, Owens Realty Mortgage, Inc. and Owens Financial Group, Inc. for the benefit of Bank of the Ozarks.
10.6	Carveout Guaranty, dated as of June 12, 2014, by Owens Realty Mortgage, Inc. and Owens Financial Group, Inc. for the benefit of Bank of the Ozarks.
10.7	Repayment Guaranty, dated as of June 12, 2014, by Owens Realty Mortgage, Inc. and Owens Financial Group, Inc. for the benefit of Bank of the Ozarks.
10.8	Completion Guaranty, dated as of June 12, 2014, by Owens Realty Mortgage, Inc. and Owens Financial Group, Inc. for the benefit of Bank of the Ozarks.
10.9	Post-Closing Agreement, dated as of June 12, 2014, between TOTB North, LLC and Bank of the Ozarks.
99.1	Press Release dated June 18, 2014.